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OPTEL, INC. ANNOUNCES $200 MILLION OFFERING OF SENIOR NOTES


Dallas, Texas - June 12, 1998 - Optel, Inc. ("Optel") today announced that it intends to offer $200 million gross proceeds of its Senior Notes due 2008.

The proceeds of the Notes will be used to refinance the Company's Senior Credit Facility and for capital expenditures related to the purchase and installation of communications equipment and for general corporate purposes, including working capital related to its expansion into new markets.

The Senior Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

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                                                                      OpTel, Inc

                                  [OPTEL LOGO]

    OPTEL, INC REPORTS RESULTS FOR FOURTH QUARTER AND FULL FISCAL YEAR 1998

         OPTEL FIRMLY ESTABLISHES ITSELF AS PREEMINENT INDUSTRY LEADER

DALLAS, October 21, 1998 - OpTel, Inc ("OpTel") today announced its financial results for the fourth quarter and for the full year ended August 31, 1998 ("fiscal 1998"). Operating and financial highlights (in thousands of dollars where appropriate) are as follows:

OPERATING HIGHLIGHTS - COMPARED TO 1997

UNITS UNDER CONTRACT

o    527,293 units under contract, up 57.4%
o 46.7% increase in units under contract for cable television from 295,149 to 432,955
o 136.8% increase in units under contract for telecommunications from 39,831 to 94,338

CUSTOMER NUMBERS

o    Cable television customers up 63.1% to 216,249
o    Telecommunications lines up 49.5% to 9,244

PENETRATION

o    Cable television penetration up 2.0 percentage points from 52.2% to 54.2%
o    Telecommunications lines penetration 25.9%

                                                        Three Months Ended
                           ------------------------------------------------------------------------------
                           August 31,         May 31,         Percent         February 8,         Percent
                                 1998            1998        increase                1998        increase
                           ----------         -------        --------         -----------        --------
FINANCIAL HIGHLIGHTS

TOTAL REVENUE                  20,047          18,025              11%             14,639              37%
  Cable television             18,886          16,948              11%             13,774              37%
  Telecommunications            1,161           1,077               8%                865              34%
EBITDA                            632           1,042             -39%                107              491%

Commenting on the Company's results, Louis Brunel, President and Chief Executive Officer, said:

"I am very pleased with our growth over the last two years. Since 1996, we have more than doubled the size of our company and today, with 527,293 total units under contract, we are larger than all of the other major private cable operators combined. In our territories, we enjoy a 15% cable market share (in our target markets of MDU's greater than 150 units) and we are rapidly growing our telephone business. We more than doubled the units we have under contract for phone to 94,338 and are positioned to capture a significant portion of the residential MDU phone market. In 1998, we launched two Lucent 5-ESS switches in Houston and Dallas and have plans to deploy six additional switches in 1999.
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                                                                      OpTel, Inc

In 1998 we continued our explosive growth and closed two major acquisitions: ICS and Phonoscope. During the most recent quarter our efforts were focused on the high yield note offering and the integration of the ICS operations. I am pleased to report that we successfully integrated ICS's consented customer base into our call center in Dallas and converted all of their consented customers to OpTel's billing system. These activities slowed our growth during the quarter, but positioned us to aggressively attack the marketplace in 1999."

Commenting on the Company's 1998 financing activities Brunel added:

"During the fourth quarter we completed our second high yield note offering and retired our Senior Credit Facility. I believe that the successful consummation of this financing, particularly in light of the market conditions at the time of pricing, is indicative of the financial community's support for our efforts. As a result our funding is secure for fiscal 1999."

OpTel is a leading network based provider of integrated communications services, including local and long distance telephone and cable television services, to residents of multiple dwelling units in the United States. The Company currently provides cable television and telecommunications services in several metropolitan areas including Los Angeles, San Diego, San Francisco, Phoenix, Denver, Houston, Dallas-Fort Worth, Austin, Chicago, Indianapolis, Atlanta, Miami-Ft. Lauderdale, Tampa, and Orlando. OpTel is majority owned by Le Groupe Videotron Ltee ("GVL"), owner of the second largest cable television operator in Canada.

                                      ###

For further information, please contact:

Andy Jent
Treasurer
214-879-8257







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                                                                      OpTel, Inc

FINANCIAL RESULTS FOR THE FULL YEAR AND FOURTH QUARTER OF FISCAL 1998

TOTAL REVENUES. Total revenues for 1998 increased by $25.1 million or 63.1% to $65.0 million. Compared to the fourth quarter of the previous year total revenues increased by $9.3 million or 86.9% to $20.0 million. Sequentially, from the quarter ended May 31, 1998 total revenues increased by 11.2% from $18.0 million.

CABLE TELEVISION. Cable television revenues for 1998 increased by $24.2 million or 65.5% to $61.1 million. Compared to the fourth quarter of the previous year, cable television revenues increased by $8.9 million, or 88.9%, to $18.9 million. This increase reflects a 63.1% increase in the number of subscribers and a 16.5% increase in the average monthly revenues per subscriber which rose $4.11 from $24.94 to $29.05. These increases result from a combination of rate increases, a change in the mix of customers from bulk to retail, a shift in mix to the cities with higher revenues per customer and, over the last year, increased premium revenues as the Company's pay to basic the ratio improved substantially from 71.8% to 84.5%. The Company also continued to grow basic penetration, which increased by 2.0 percentage points compared to the fourth quarter of 1997.

TELECOMMUNICATIONS. Telecommunications revenues for 1998 increased by $1.0 million or 32.9% to $3.9 million. Compared to the fourth quarter of the previous year, telecommunications revenue increased by $.4 million or 61.1%, to $1.2 million. These revenue increases are mainly due increases in the number of lines in each of the respective periods. Compared to the third quarter of fiscal 1998 revenue per line decreased $4.54 because of certain launch incentive programs in conjunction with the Company's CLEC offering.

PROGRAMMING, ACCESS FEES AND REVENUE SHARING. Programming, access fees and revenue sharing for 1998 increased by $9.6 million or 50.1% to $28.8 million. Compared to the fourth quarter of the previous year, programming, access fees and revenue sharing rose 66.0% to $8.6 million. Substantially all of the increased cost is attributed to the subscriber growth mentioned above.

EXPENSES. Expenses (customer support, general and administrative expenses) for 1998 increased $6.9 million or 23.9% to $35.8 million. Compared to the fourth quarter of the previous year, expenses increased 18.9% to $10.8 million. As a percent of revenues, expenses for the year declined from 72.6% to 55.2%. The increase in overall SG&A expenses was largely due to an increase in personnel associated with the increase in the number of subscribers and for the roll out of the Company's telecommunications services.

EBITDA. The Company's EBITDA for 1998 was $0.3 million compared to a negative $8.3 million in 1997. Compared to fourth quarter of the previous year, EBITDA increased by $4.2 million to $0.6 million, from a negative $3.6 million.

NET INTEREST EXPENSE. Net interest expense increased $13.8 million or 53.7% to $39.6 million. Compared to the fourth quarter of the previous year, net interest expense increased 15.5% to $10.1 million. The increases in net interest expense for both periods can be attributed to the Company's additional indebtedness associated with its Senior Credit Facility which was retired in July of 1998 and its 11.5% Senior notes due 2008 which were issued in July of 1998.

EXTRAORDINARY LOSS. The Company incurred an extraordinary loss of $6.6 million in 1998. This loss can be directly attributed to the repayment of the Senior Credit Facility, which was retired in July of 1998. Included in the extraordinary loss are $5.3 million for write off of debt issue costs and $1.3 million associated with the prepayment penalty.

CAPITAL EXPENDITURES. Capital Expenditures for 1998 relating to property and intangibles increased by $141.4 million (including $75.6 million of non-cash acquisition cost) to $218.5 million. Excluding acquisitions, 1998 capital expenditures increased $29.2 million. For the fourth quarter of 1998 the Company incurred $35.1 million in capital expenditures.

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                                                                      OpTel, Inc

FINANCIAL & OPERATIONAL DATA

----------------------------------------------------------------------------------------------------------------
                                                    August 31,  November 30, February 28,   May 31,   August 31,
                                                       1997         1997         1998         1998     1998(1)
CABLE TELEVISION
 -------------------------------------------------  ----------   ----------  ------------  ---------  ----------
Units under contract (Note 2)                          295,149     361,873        372,138    431,387     432,955
As a % of market (Note 3)                                  9.9%       12.1%          12.5%      14.4%       14.4%
Units passed                                           254,032     314,744        320,288    397,281     399,210
Basic subscribers                                      132,556     170,646        172,643    217,106     216,249
Penetration                                               52.2%       54.2%          53.9%      54.6%       54.2%
Pay to basic ratio (Note 4)                               71.8%       85.2%          83.9%      86.7%       84.5%
Average monthly revenue per subscriber (Note 5)     $    24.94   $   26.30   $      27.57  $   27.74  $    29.05

TELECOMMUNICATIONS
 -------------------------------------------------  ----------   ---------   ------------  ---------  ----------
Units under contract                                    39,831      49,938         61,082     89,731      94,338
As a % of market (Note 3)                                  1.3%        1.7%           2.0%       3.0%        3.1%
Units passed                                            16,572      17,120         17,551     33,131      35,671
Lines                                                    6,185       6,262          6,375      7,700       9,244
Penetration (lines)                                       37.3%       36.6%          36.3%      23.2%       25.9%
Average monthly revenue per line (Note 5)           $    47.23   $   41.70   $      43.64  $   50.63  $    46.09
                                                    ==========   =========   ============  =========  ==========
----------------------------------------------------------------------------------------------------------------

1. These figures include 16,232 units under contract (15,156 cable and 1,076 telephone) for which owner consents have to be delivered by ICS. These figures include 8,317 cable television customers and 254 telecommunication lines for which owner consents have to be delivered by ICS. Although consents for these properties have not been received, the Company services these units and receives the revenue for these customers.

2. Units under contract represents the number of units currently passed and additional units for with respect to which the Company has entered into Rights of Entry for the provision of cable television and telecommunication services, respectively, but which the Company has not yet passed and which the Company expects to pass within the next five years.

3. Based on an estimated 3.0 million units (as of March 25, 1998) in MDU's with greater than 150 units located in the Company's markets as estimated by REIS Reports Inc and updated using Company estimates as necessary.

4. In common with most other cable television providers the Company has revised the method of reporting premium penetration to include all premium units in the calculation. Historically the calculation excluded premium channels that were provided to customers as part of an expanded basic line up or other special arrangements.

5. Represents average monthly revenue per the average number of basic subscribers/lines for the fiscal periods ended as of the date shown.

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                                                                      OpTel, Inc

STATEMENT OF OPERATIONS
($'S IN THOUSANDS)


                                   Quarter Ended                Year Ended
                                     August 31                   August 31
                             1998            1997           1998         1997
                          ---------       ---------      ---------     ---------
REVENUES
 Cable Television         $  18,886       $  10,000      $  61,081     $  36,915
 Telecommunications           1,161             720          3,882         2,922
                          ---------       ---------      ---------     ---------
    Total revenues           20,047          10,720         64,963        39,837

OPERATING EXPENSES:
 Programming, access
  fees and revenue
  sharing                    (8,612)         (5,186)       (28,825)      (19,202)
 General operating
  expenses                  (10,803)         (9,084)       (35,847)      (28,926)
 Depreciation and
  amortization              (10,049)         (4,571)       (28,481)      (14,505)
                          ---------       ---------      ---------     ---------
   Total Operating
     Expenses               (29,464)        (18,841)       (93,153)      (62,633)
                          ---------       ---------      ---------     ---------
LOSS FROM OPERATIONS         (9,417)         (8,121)       (28,190)      (22,796)

OTHER
 Net interest expense       (10,104)         (8,746)       (39,564)      (25,739)
 Extraordinary loss
  on debt extinguishment     (6,644)                        (6,644)
                          ---------       ---------      ---------     ---------

NET LOSS                  $ (26,165)      $ (16,867)     $ (74,398)    $ (48,535)
                          =========       =========      =========     =========

Earnings attributable
 to preferred stock          (4,680)             --         (8,748)           --
                          ---------       ---------      ---------     ---------
NET LOSS ATTRIBUTABLE
 TO COMMON EQUITY         $ (30,845)      $ (16,867)     $ (83,146)    $ (48,535)
                          =========       =========      =========     =========

CONSOLIDATED BALANCE SHEETS
($'S IN THOUSANDS)

                                                                August 31,
                                                            1998         1997
                                                         ---------     ---------
ASSETS
Cash and short term investments                          $ 123,774        87,305
Restricted Investments                                      63,207        67,206
Property, Plant & Equipment                                268,044       160,442
Intangibles                                                160,370        82,583
Other assets                                                11,775         5,880
                                                         ---------     ---------
Total                                                    $ 627,170     $ 403,416
                                                         =========     =========
LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable & other liabilities                     $  37,116     $  24,874
Convertible Notes payable to stockholder                        --       129,604
Notes payable & deferred acquisition liabilities           429,278       228,573
                                                         ---------     ---------
Total liabilities                                          466,394       383,051

Stockholders' Equity                                       160,776        20,365
                                                         ---------     ---------
Total                                                    $ 627,170     $ 403,416
                                                         =========     =========

The foregoing includes certain forward looking statements that are identified by words such as "expect" and similar expressions. Achievement of such expectations is subject to various risks and uncertainties, including, among others, the availability of additional financing on a timely basis and on reasonable terms, obtaining various regulatory approvals and successful management of the Company's expansion plans.

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